The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

February 2024

Preliminary Pricing Supplement

Dated February 22, 2024

Registration Statement No. 333-263376

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated May 27, 2022, Index Supplement dated May 27, 2022 and Product Supplement dated May 27, 2022)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due February 26, 2025

$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each determination date on which the closing level of each underlying asset is equal to or greater than 70% of its initial level, which we refer to as its coupon barrier level. In addition, if the closing levels of all of the underlying assets are equal to or greater than 100% of its initial level, which we refer to as its call threshold level, on any determination date other than the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the applicable determination date. However, if on any determination date the closing level of any underlying asset is less than its call threshold level, the securities will not be redeemed and, if the closing level of any underlying asset is less than its respective coupon barrier level, you will not receive any contingent payment with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final level of any underlying asset is less than 65% of its initial level, which we refer to as its downside threshold level on the final determination date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying asset with the lowest underlying return as compared to the other underlying assets (the “worst performing underlying asset”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying assets. Because all payments on the securities are based on the worst performing underlying asset, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying asset will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if the other underlying assets appreciate or have not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying assets:

Shares of the iShares® MSCI EAFE ETF (Bloomberg Ticker: “EFA UP”)

Nasdaq-100 Index® (Bloomberg Ticker: “NDX”)

Russell 2000® Index (Bloomberg Ticker: “RTY”)

We also refer to an exchange-traded fund as an “ETF”, an underlying asset that is a share of an ETF as an “underlying fund” and an underlying asset that is an index as an “underlying index”.

Aggregate principal amount:	$●
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Strike date:	February 21, 2024
Pricing date:	February 22, 2024
Original issue date:	February 26, 2024 (2 business days after the pricing date).
Maturity date:

February 26, 2025, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Valuation Dates — Final Valuation Date” in the accompanying product supplement.

Early redemption:

If, on any determination date other than the final determination date, the closing levels of all of the underlying assets are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.

Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the applicable determination date.
Contingent payment:	￭

If the closing levels of all of the underlying assets are equal to or greater than their respective coupon barrier levels on any determination date, we will pay a contingent payment of $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security on the related contingent payment date.

	￭	If the closing level of any underlying asset is less than its respective coupon barrier level on any determination date, we will not pay a contingent payment with respect to that determination date.
Determination dates:

May 21, 2024, August 21, 2024, November 21, 2024 and February 21, 2025, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Date — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to February 21, 2025 as the final determination date. References in the accompanying product supplement to one or more “valuation dates” shall mean the determination dates for purposes of the market disruption event provisions in the accompanying product supplement.

Contingent payment dates:

May 24, 2024, August 26, 2024, November 26, 2024 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the contingent payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	￭	If the final levels of all of the underlying assets are equal to or greater than their respective downside threshold levels:	(i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the final determination date
	￭	If the final level of any underlying asset is less than its downside threshold level:

a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying asset, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying asset.

If the final level of any underlying asset is less than its downside threshold level, investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying asset.

Underlying return:	The quotient, expressed as a percentage of the following formula: (final level − initial level) / initial level
Initial level:

$76.44, which is the closing level of the shares of the iShares® MSCI EAFE ETF on the strike date and not the closing level on the pricing date

17,478.91, which is the closing level of the Nasdaq-100 Index® on the strike date and not the closing level on the pricing date

1,994.743, which is the closing level of the Russell 2000® Index on the strike date and not the closing level on the pricing date

The initial level of the underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Worst performing underlying asset:	The underlying asset with the lowest underlying return as compared to any other underlying asset
Call threshold level:

$76.44, which is equal to 100% of the initial level of the shares of the iShares® MSCI EAFE ETF*

17,478.91, which is equal to 100% of the initial level of the Nasdaq-100 Index®

1,994.743, which is equal to 100% of the initial level of the Russell 2000® Index

Coupon barrier level:

$53.51, which is equal to 70% of the initial level of the shares of the iShares® MSCI EAFE ETF*

12,235.24, which is equal to 70% of the initial level of the Nasdaq-100 Index®

1,396.320, which is equal to 70% of the initial level of the Russell 2000® Index

Downside threshold level:

$49.69, which is equal to 65% of the initial level of the shares of the iShares® MSCI EAFE ETF*

11,361.29, which is equal to 65% of the initial level of the Nasdaq-100 Index®

1,296.583, which is equal to 65% of the initial level of the Russell 2000® Index

Final level:	The closing level of each underlying asset on the final determination date
CUSIP / ISIN:	90279W7E8 / US90279W7E86
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:		Price to Public	Fees and Commissions	Proceeds to Issuer
Per security		100.00%	0.00%	100.00%
Total		$●	$●	$●

*As may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

The estimated initial value of the securities as of the pricing date is expected to be between $962.80 and $992.80. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 15 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated May 27, 2022	Index supplement dated May 27, 2022	Prospectus dated May 27, 2022

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭	Prospectus dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm
￭	Index Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011632/ubs_index-supplement.htm
￭	Product Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated May 27, 2022, references to the “accompanying index supplement” mean the UBS index supplement, dated May 27, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated May 27, 2022.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third the index supplement; and finally, the accompanying prospectus.

February 2024	Page 2

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Investment Summary

The Contingent Income Auto-Callable Securities due February 26, 2025 based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index , which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security, with respect to each determination date on which the closing levels or the final levels, as applicable, of all of the underlying assets are equal to or greater than 70% of their respective initial levels, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable on the relevant contingent payment date. It is possible that the closing levels of one or more of the underlying assets could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing levels of all of the underlying assets are equal to or greater than 100% of their respective initial levels, which we refer to as the call threshold levels, on any of the determination dates other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the applicable determination date. If the securities have not previously been redeemed and the final levels of all of the underlying assets are equal to or greater than 65% of their respective initial levels, which we refer to as the downside threshold levels, the payment due at maturity will be the stated principal amount. If, however, the securities are not redeemed prior to maturity and the final level of any underlying asset is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying asset, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying asset. The value of such cash payment will be less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying assets.

February 2024	Page 3

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security, with respect to each determination date on which the closing levels or the final levels, as applicable, of all of the underlying assets are equal to or greater than 70% of their respective initial levels, which we refer to as the coupon barrier levels. The securities may be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the contingent payment otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final levels, as follows:

Scenario 1	On any of the determination dates other than the final determination date, the closing levels of all of the underlying assets are equal to or greater than their respective call threshold levels.
￭

The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the applicable determination date.

	￭	Investors will not participate in any appreciation of the underlying assets from their respective initial levels.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final levels of all of the underlying assets are equal to or greater than their respective downside threshold levels and coupon barrier levels.

	￭	The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the final determination date.
	￭	Investors will not participate in any appreciation of the underlying assets from their respective initial levels.

Scenario 3

The securities are not automatically redeemed prior to maturity, the final levels of all of the underlying assets are equal to or greater than their respective downside threshold levels and the final level of any underlying asset is less than its respective coupon barrier level.

￭ The payment due at maturity will be the stated principal amount.

￭ Investors will not participate in any appreciation of the underlying assets from their respective initial levels

Scenario 4	The securities are not automatically redeemed prior to maturity and the final level of any underlying asset is less than its respective downside threshold level and coupon barrier level.
￭

The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying asset, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying asset.

	￭	Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing level of any underlying asset is less than its respective coupon barrier level on the applicable determination date. The securities will not be subject to an early redemption if the closing level of any underlying asset is less than its respective call threshold level on a determination date (other than the final determination date). If the securities are not redeemed prior to the final determination date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final level of any underlying asset is less than its respective downside threshold level.

February 2024	Page 4

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying asset or the stocks comprising such underlying asset (its “underlying equity constituents”) and, with respect to the underlying fund, the other assets comprising such underlying fund (together with the underlying equity constituents, the “underlying constituents”).

￭You understand and accept that an investment in the securities is linked to the worst performing underlying asset and not to a basket of the underlying assets and that you will be exposed to the market risk of each underlying asset on each determination date.

￭You believe that the closing level of each underlying asset will be equal to or greater than its respective coupon barrier level on each determination date.

￭You believe that the final level of each underlying asset will be equal to or greater than its downside threshold level on the final determination date.

￭You understand and are willing to accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset, and you accept the risks of investing in securities with a return based on the worst performing underlying asset.

￭You understand and accept that you will not participate in any appreciation in the level of any underlying asset and that any potential positive return is limited to the contingent payments specified on the cover hereof.

￭You can tolerate fluctuations in the levels of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying assets.

￭You are willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and the contingent payment specified on the cover hereof.

￭You are willing to forgo any dividends paid on the underlying fund or the underlying constituents and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 1 year, and you accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying assets.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying asset or its underlying constituents.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying asset and not a basket of the underlying assets and that you will be exposed to the market risk of each underlying asset on each determination date.

￭You believe that the closing level of any underlying asset will decline during the term of the securities and is likely to be less than its respective coupon barrier level on each determination date.

￭You believe that the final level of any underlying asset is likely to be less than its downside threshold level on the final determination date.

February 2024	Page 5

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

￭You do not understand or cannot accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying asset.

￭You seek an investment that participates in the full appreciation in the levels of the underlying assets or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying assets.

￭You are unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or the contingent payment specified on the cover hereof.

￭You prefer to receive the dividends paid on the underlying fund or the underlying constituents or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 1 year, or you seek an investment for which there will be an active secondary market.

￭You do not understand and are not willing to accept the risks associated with the underlying assets.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

February 2024	Page 6

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final levels.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Determination Dates (Other than the Final Determination Date)
Final Determination Date
Payment at Maturity
The closing level of **any** underlying asset is less than its call threshold level on each determination date
Proceed to Maturity
The final level of **each** underlying asset is **equal to or greater than** its downside threshold level **and** coupon barrier level
(i) The stated principal amount *plus* (ii) the contingent payment payable on the maturity date
The final level of **each** underlying asset is **equal to or greater than** its downside threshold level and the final level of **any** underlying asset is **less than** its coupon barrier level
The stated principal amount
The final level of **any** underlying asset is **less than** its downside threshold level
A cash payment per security that is significantly less than the stated principal amount, if anything, equal to (i) the stated principal amount *plus* (ii) the stated principal amount *times* the underlying return of the worst performing underlying asset.
You will lose a significant portion or all of your initial investment.

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

February 2024	Page 7

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security were determined on the strike date and are specified on the cover hereof):

Hypothetical Initial Level:
Underlying asset A:	$80.00
Underlying Asset B:	17,000
Underlying Asset C:	2,000
Hypothetical Call Threshold Level:
Underlying Asset A:	$80.00 which is 100% of the initial level
Underlying asset B:	17,000.00, which is 100% of the initial level
Underlying Asset C:	2,000.00, which is 100% of the initial level
Hypothetical Coupon Barrier Level:
Underlying Asset A:	$56.00, which is 70% of the initial level
Underlying Asset B:	11,900.00, which is 70% of the initial level
Underlying Asset C:	1,400.00, which is 70% of the initial level
Hypothetical Downside Threshold Level:
Underlying Asset A:	$52.00, which is 65% of the initial level
Underlying Asset B:	11,050.00, which is 65% of the initial level
Underlying Asset C:	1,300.00, which is 65% of the initial level
Hypothetical Contingent Payment:	$26.00 per security (equivalent to 10.40% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing levels of the underlying assets fluctuate over the term of the securities, the closing levels of all of the underlying assets are equal to or greater than their respective hypothetical call threshold levels on a determination date prior to the final determination date, and consequently, the securities are automatically redeemed on the related contingent payment date. In Examples 3, 4 and 5, the closing level of at least one underlying asset on each of the determination dates prior to the final determination date is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Closing Level Underlying Asset A	Hypothetical Closing Level Underlying Asset B	Hypothetical Closing Level Underlying Asset C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Asset A	Hypothetical Closing Level Underlying Asset B	Hypothetical Closing Level Underlying Asset C	Contingent Payment	Early Redemption Amount
#1	$90.00 (at or above coupon barrier level and call threshold level)	17,500 (at or above coupon barrier level and call threshold level)	2,250 (at or above coupon barrier level and call threshold level)	—*	$1,026.00	$75.00 (at or above coupon barrier level; below call threshold level)	16,000 (at or above coupon barrier level; below call threshold level)	1,800 (at or above coupon barrier level; below call threshold level)	$26.00	N/A
#2	N/A	N/A	N/A	N/A	N/A	$55.00 (below coupon barrier level and call threshold level)	15,000 (at or above coupon barrier level; below call threshold level)	1,500 (at or above coupon barrier level; below call threshold level)	$0.00	N/A
#3	N/A	N/A	N/A	N/A	N/A	$96.00 (at or above coupon barrier level and call threshold level)	20,400 (at or above coupon barrier level and call threshold level)	2,400 (at or above coupon barrier level and call threshold level)	—*	$1,026.00
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying assets are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

February 2024	Page 8

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

￭In Example 1, the securities are automatically redeemed following the first determination date as the closing levels of all of the underlying assets on such determination date are equal to or greater than their respective call threshold levels. Because the closing levels of all of the underlying assets on the first determination date are equal to or greater than their respective coupon barrier levels, on the corresponding contingent payment date, you receive an early redemption amount of $1,026.00, which includes the contingent payment with respect to the first determination date.

 In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Your total return per security in this example is $1,026.00 (a total return of 2.60% on the securities).

￭In Example 2, the securities are automatically redeemed following the third determination date as the closing levels of all of the underlying assets on the third determination date are greater than their respective call threshold levels. As the closing levels of all of the underlying assets on the first determination date are equal to or greater than their respective coupon barrier levels, you receive the contingent payment of $26.00 with respect to the first determination date. On the contingent payment date corresponding to the third determination date, you receive an early redemption amount of $1,026.00, which includes the contingent payment with respect to the third determination date.

 In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although all of the underlying assets have appreciated by 20.00% from their respective initial levels on the third determination date, you only receive $1,026.00 per security and do not benefit from such appreciation. Your total return per security in this example is $1,052.00 (a total return of 5.20% on the securities).

	Example 3				Example 4
Determination Dates	Hypothetical Closing Level Underlying Asset A	Hypothetical Closing Level Underlying Asset B	Hypothetical Closing Level Underlying Asset C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Asset A	Hypothetical Closing Level Underlying Asset B	Hypothetical Closing Level Underlying Asset C	Contingent Payment	Early Redemption Amount
#1	$50.00 (below coupon barrier level and call threshold level)	11,000 (below coupon barrier level and call threshold level)	1,200 (below coupon barrier level and call threshold level)	$0.00	N/A	$45.00 (below coupon barrier level and call threshold level)	11,500 (below coupon barrier level and call threshold level)	1,350 (below coupon barrier level and call threshold level)	$0.00	N/A
#2	$48.00 (below coupon barrier level and call threshold level)	12,000 (at or above coupon barrier level; below call threshold level)	1,100 (below coupon barrier level and call threshold level)	$0.00	N/A	$42.00 (below coupon barrier level and call threshold level)	13,500 (at or above coupon barrier level; below call threshold level)	1,450 (at or above coupon barrier level; below call threshold level)	$0.00	N/A
#3	$51.00 (below coupon barrier level and call threshold level)	13,000 (at or above coupon barrier level; below call threshold level)	1,000 (below coupon barrier level and call threshold level)	$0.00	N/A	$48.00 (below coupon barrier level and call threshold level)	14,000 (at or above coupon barrier level; below call threshold level)	1,500 (at or above coupon barrier level; below call threshold level)	$0.00	N/A
Final Determination Date	$72.00 (at or above downside threshold level and coupon barrier level)	15,300 (at or above downside threshold level and coupon barrier level)	1,800 (at or above downside threshold level and coupon barrier level)	—*	N/A	$55.00 (below coupon barrier level; at or above downside threshold level)	13,250 (at or above downside threshold level and coupon barrier level)	1,800 (at or above downside threshold level and coupon barrier level)	$0.00	N/A
Payment at Maturity	$1,026.00				$1,000.00

* The final contingent payment, if any, will be paid at maturity.

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Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Examples 3, 4 and 5 illustrate the payment at maturity per security based on the final level.

￭In Example 3, on each determination date prior to the final determination date, the closing level of at least one of the underlying asset is less than its respective coupon barrier level. As a result, you do not receive a contingent payment with respect to any of those determination dates. Also, the closing level of at least one of the underlying assets is less than its respective call threshold level on each determination date prior to the final determination date, so the securities are not automatically redeemed prior to maturity. Because the closing levels of all of the underlying assets are equal to or greater than their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity you receive the stated principal amount plus the contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $26.00 = $1,026.00

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $1,026.00 per security at maturity. Your total return per security in this example is $1,026.00 (a total return of 2.60% on the securities).

￭In Example 4, on each of the determination dates prior to the final determination date the closing level of at least one of the underlying asset is less than its respective coupon barrier level. As a result, you do not receive a contingent payment with respect to any of those determination dates. Because the final levels of all of the underlying assets are equal to or greater than their respective downside threshold levels and the final level of at least one of the underlying assets is less than its coupon barrier level, at maturity you receive only the stated principal amount of $1,000.00.

In this example, you receive the stated principal amount per security of $1,000.00 per security at maturity. Your total return per security in this example is $1,000.00 (a total return of 0.00% on the securities).

	Example 5
Determination Dates	Hypothetical Closing Level Underlying Asset A	Hypothetical Closing Level Underlying Asset B	Hypothetical Closing Level Underlying Asset C	Contingent Payment	Early Redemption Amount
#1	$53.00 (below coupon barrier level and call threshold level)	11,450 (below coupon barrier level and call threshold level)	1,375 (below coupon barrier level and call threshold level)	$0.00	N/A
#2	$54.50 (below coupon barrier level and call threshold level)	11,900 (at or above coupon barrier level; below call threshold level)	1,525 (at or above coupon barrier level; below call threshold level)	$0.00	N/A
#3	$52.00 (below coupon barrier level and call threshold level)	12,250 (at or above coupon barrier level; below call threshold level)	1,625 (at or above coupon barrier level; below call threshold level)	$0.00	N/A
Final Determination Date	$60.00 (at or above downside threshold level and coupon barrier level)	6,800 (below downside threshold level and coupon barrier level)	1,750 (at or above downside threshold level and coupon barrier level)	$0.00	N/A
Payment at Maturity	$400.00

￭In Example 5, on each determination date throughout the term of the securities, the closing level of at least one of the underlying asset is less than its respective coupon barrier level and call threshold level. As a result, you do not receive any contingent payment during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final level of at least one of the underlying assets is less than its downside threshold level on the final determination date, you are fully exposed to the decline in the worst performing underlying asset. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying asset)

= $1,000.00 + ($1,000.00 × -60.00%)
 = $400.00

In this example, because the final level of the worst performing underlying asset represents a 60.00% decline, you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying assets will be the worst performing underlying asset for the purposes of calculating your actual payment at maturity.

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Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final level of any underlying asset is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying asset over the term of the securities.

The securities will not pay a contingent payment if the closing level of any underlying asset is less than its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying asset is less than its respective call threshold level on any determination date.

You will be exposed to the market risk of each underlying asset on each determination date (including the final determination date) and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

February 2024	Page 11

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final levels of all of the underlying assets are equal to or greater than their respective downside threshold levels and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final level of any underlying asset is less than its respective downside threshold level, you will lose a significant percentage or all of your principal amount equal to the underlying return of the worst performing underlying asset.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current levels of all of the underlying assets are equal to or greater than their respective downside threshold levels.

￭You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of any of the underlying assets on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of any of the underlying assets is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

￭Greater expected volatility with respect to, and lower expected correlation of, the underlying assets generally reflects a higher contingent payment and a higher expectation as of the strike date that the closing level of any of the underlying assets could be less than its respective downside threshold level on the final determination date of the securities. Greater expected volatility with respect to, and lower expected correlation of, the underlying assets reflects a higher expectation as of the strike date that the final level of any of the underlying assets could be less than its respective downside threshold level on the final determination date of the securities. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying asset. This greater expected risk will generally be reflected in a higher contingent payment for that security. However, while the contingent payment is set on the strike date based, in part, on the correlations of the underlying assets and each underlying asset’s volatility calculated using our internal models, an underlying asset’s volatility, and the correlation of the underlying assets, can change significantly over the term of the securities. The level of any underlying asset for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

￭Reinvestment risk. The securities will be redeemed prior to maturity if the closing levels of all of the underlying assets are equal to or greater than their call threshold levels on any determination date other than the final determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying assets is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately 3 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

￭Your potential return on the securities is limited and you will not participate in any appreciation of any underlying asset or underlying constituents and you will not receive dividend payments on the underlying fund or have the same rights as holders of the underlying fund or any underlying equity constituents. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying assets. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying asset even though you cannot participate in any appreciation in the levels of the underlying assets. As a result, the return on an investment in the securities could be less than the return on a hypothetical investment in any or all of the underlying assets or underlying constituents. In addition, as an owner of the securities, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying fund during the term of the securities, and any such dividends or distributions will not be factored into the calculation of any payments on your securities. Similarly, you will not have voting rights or any other rights of a holder of the underlying fund or any underlying equity constituents.

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Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

￭Because the securities are linked to the performance of more than one underlying asset, there is an increased probability that you will not receive a contingent payment on any determination date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment on any determination date and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying asset if their terms are otherwise substantially similar. With a greater total number of underlying assets, it is more likely that the closing level or the final level, as applicable, of any underlying asset will be less than its respective coupon barrier level and/or downside threshold level. Therefore, it is more likely that you will receive an amount in cash that is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying assets are not correlated to each other, the risk that the closing level (on any determination date other than the final determination date) or the final level, as applicable, of any underlying asset is less than its respective coupon barrier level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Assets

￭Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying asset and indirectly linked to the value of the underlying constituents. The level of each underlying asset can rise or fall sharply due to factors specific to each underlying asset, its underlying constituents and the issuers of the underlying equity constituents (each, an “underlying constituent issuer”), and with respect to the underlying fund, the issuer of such underlying fund (its “underlying fund issuer”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying constituent issuers and the underlying assets. For additional information regarding each underlying asset, please see “Information About the Underlying Assets” in this document.

￭You are exposed to the market risk of each underlying asset. Your return on the securities is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each underlying asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any one underlying asset may negatively affect your return and will not be offset or mitigated by the performance of any other underlying asset. Accordingly, your investment is subject to the market risk of each underlying asset.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall and there can be no assurance that the closing level of each underlying asset will be equal to or greater than its respective coupon barrier level on any determination date, or, if the securities are not redeemed prior to maturity, that the final level of each underlying asset will be equal to or greater than its downside threshold level. The levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers and, with respect to the underlying fund, its underlying fund issuer. You should be willing to accept the risks associated with the relevant markets tracked by each underlying asset in general and its underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.

￭Changes affecting an underlying index could have an adverse effect on the value of the securities. The policies of each index sponsor as specified under “Information About the Underlying Assets” (each, an “index sponsors”), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the applicable underlying index. The policies of an index sponsor with respect to the calculation of an underlying index could also adversely affect the levels of the applicable underlying index. The index sponsors may discontinue or suspend calculation or dissemination of the applicable underlying index. An index sponsor may discontinue or suspend calculation or dissemination of its underlying index. Further, indices like each underlying index have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (an underlying index) or the administrator (an index sponsor) or user of a benchmark (such as UBS) to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on the trading day immediately prior to the date of such event to be its closing level on each applicable date. Such events and the potential adjustments are described further in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the securities. Any such actions could have an adverse effect on the value of, and any amounts payable on, the securities.

￭The underlying index reflect price return, not total return. The return on your securities is based, in part, on the performance of the underlying indices, which reflect the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the underlying equity constituents. The return on your securities will not include such a total return feature or dividend component.

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$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

￭There is no affiliation between any underlying fund issuer, underlying constituent issuer or index sponsor and UBS, and UBS is not responsible for any disclosure by such entities — We are not affiliated with the underlying fund issuer, underlying constituent issuer, any index sponsor or the index sponsor of any target index. We and our affiliates may currently, or from time to time in the future engage in business with the underlying fund issuer, underlying constituent issuer or index sponsor. However, we are not affiliated with any such entity and are not responsible for its public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the securities, should conduct your own investigation into such entities, the underlying assets and the underlying constituents. No such entity is involved in the securities offered hereby in any way or has any obligation of any sort with respect to your securities or has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and return on, your securities.

￭The securities are subject to currency exchange rate risk. The iShares® MSCI EAFE ETF (the “EFA Fund”) invests in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such underlying constituents trade. The values of the currencies of the countries in which the EFA Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor's net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security in the portfolio of the EFA Fund. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of securities in which the EFA Fund invest will be adversely affected and the value of the securities may decrease.

￭The securities are subject to non-U.S. securities market risk. The securities are linked to shares of the EFA Fund and are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non- U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

￭The underlying fund is an ETF and its value may not completely track the values of its underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying fund will usually mirror the characteristics and valuations of the underlying constituents, their values may not completely track the values of their underlying constituents. The value of the underlying fund will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying fund is currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying fund or that there will be liquidity in the trading market.

￭Fluctuation of NAVs. The net asset value (the “NAV”) of the underlying fund may fluctuate with changes in the market value of its underlying constituents. The market price of the underlying fund may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents of the underlying fund may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of that underlying fund and may adversely affect the liquidity and price of the underlying fund, perhaps significantly. For any of these reasons, the market price of the underlying fund may differ from their respective NAV per share and may trade at, above or below their NAV per share.

￭Failure of the underlying fund to track the level of its target index. While the underlying fund is designed and intended to track the level of its respective target index (as specified under “Information About the Underlying Assets”), various factors, including fees and other transaction costs, will prevent the underlying fund from correlating exactly with changes in the level of its respective target index. Accordingly, the performance of the underlying fund will not be equal to the performance of its target index during the term of the securities.

￭The underlying fund utilizes a passive indexing investment approach. The underlying fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its respective target index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from such index, the underlying fund generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying fund is subject to the risk that the investment strategy of its underlying fund issuer may not produce the intended results.

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$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

￭The securities are subject to small-capitalization stock risks. The securities are linked to the Russell 2000® Index, which is comprised of underlying constituents issued by small-capitalization companies and, therefore, are subject to risks associated with small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying asset may be more volatile than an index of which a greater percentage of its underlying constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the hedging costs, issuance costs and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the applicable pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying assets, volatility of the underlying assets, the correlation of the underlying assets, any dividends paid on the underlying constituents and the underlying fund, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Risks Relating to Characteristics of the Underlying assets —Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Depending on your broker, the price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be less than the valuation provided on your customer account statements. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time, as well as its then current bid-ask spread for similar sized trades of structured debt securities. The value provided by UBS Securities LLC on its customer statements is based on these pricing models. As a result, depending on your broker, UBS Securities LLC or its affiliates may offer to buy or sell the securities in the secondary market at a price that is less than the valuation provided on your broker’s customer account statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying assets; the correlation of the underlying assets; the volatility of the underlying assets; any dividends paid on the underlying constituents and the underlying fund; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

February 2024	Page 15

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$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the hedging costs, issuance and other costs and any projected profits are expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Following certain events, the calculation agent can make adjustments to the underlying fund and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial level, downside threshold level, coupon barrier level, call threshold level, and/or final level of the underlying fund or any other term of the securities and, in some instances, may replace the underlying fund, for certain events affecting such underlying fund. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain events relating to the underlying fund, such as its discontinuance, a delisting or suspension of trading, or a material modification, the return on the securities may be based on a share of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the affected ETF’s underlying constituents or on an alternative calculation of such ETF. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

￭Potential conflict of interest. UBS and its affiliates may engage in business with any underlying fund issuer or underlying constituent issuer, as applicable, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying assets. The calculation agent can postpone the determination of the closing level or final level of any underlying asset (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing any determination date or the final determination date, respectively.

As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial levels of the underlying assets and, as a result, the corresponding call threshold levels, coupon barrier levels and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the levels of the underlying assets on any determination date and, accordingly, whether the securities are redeemed early and, if the securities are not redeemed early, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying assets to which the securities are linked.

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￭Potential UBS impact on an underlying asset or underlying constituent. Trading or transactions by UBS and/or its affiliates in an underlying asset or any underlying constituent, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying asset or any underlying constituent, may adversely affect the market price(s) or level(s) of that underlying asset on any determination date or the final determination date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

February 2024	Page 17

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Information About the Underlying Assets

All disclosures contained in this document regarding each underlying asset for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying asset. You should make your own investigation into each underlying asset.

Included on the following pages is a brief description of each underlying asset. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying asset. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical levels of each underlying asset as an indication of future performance.

iShares® MSCI EAFE ETF

We have derived all information contained herein regarding the iShares® MSCI EAFE ETF (the “EFA Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the EFA Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “underlying fund issuer”) and the index sponsor of the target index, as defined below.

The EFA Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The EFA Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index (the “target index”). The target index seeks to measure the equity market performance of developed markets outside of the U.S. and Canada. The target index was created by, and is calculated, maintained and published by, MSCI Inc. (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the EFA Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the EFA Fund’s website. Expenses of the EFA Fund reduce the net asset value of the assets held by the EFA Fund and, therefore, reduce the value of the shares of the EFA Fund.

BFA uses a representative sampling strategy to manage the EFA Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the underlying fund issuer determines to collectively have an investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The EFA Fund may or may not hold all of the securities that are included in the target index.

The EFA Fund will generally invest at least 80% of its assets in the securities of the target index and depositary receipts representing the securities of the target index. The EFA Fund also may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help the EFA Fund track the target index. The EFA Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.

Information from outside sources including, but not limited to the prospectus related to the EFA Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the EFA Fund or the target index.

Information filed by iShares with the SEC, including the prospectus for the EFA Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Information as of market close on February 21, 2024:

Bloomberg Ticker Symbol:	EFA UP <Equity>	52 Week High (on February 21, 2024):	$76.44
Current Index Level:	$76.44	52 Week Low (on October 27, 2023):	$65.84
52 Weeks Ago (on February 21, 2023):	$70.24

February 2024	Page 18

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying asset for the specified period. The closing level of the underlying asset on February 21, 2024 was $76.44. The associated graph shows the closing levels of the underlying asset for each day from January 1, 2014 to February 21, 2024. The dotted lines represent its downside threshold level of $49.69, its coupon barrier level of $53.51 and its call threshold level of $76.44, which are equal to 65%, 70% and 100%, respectively, of its initial level. We obtained the information in the table below from Bloomberg, without independent verification. The closing levels may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying asset at any time, including the determination dates.

iShares® MSCI EAFE ETF	High	Low	Period End
2020
First Quarter	$70.38	$46.50	$53.46
Second Quarter	$64.65	$50.90	$60.87
Third Quarter	$65.92	$61.10	$63.65
Fourth Quarter	$73.52	$61.39	$72.96
2021
First Quarter	$76.92	$72.39	$75.87
Second Quarter	$81.95	$76.86	$78.88
Third Quarter	$82.13	$76.90	$78.01
Fourth Quarter	$81.83	$76.40	$78.68
2022
First Quarter	$79.66	$66.84	$73.60
Second Quarter	$74.59	$61.48	$62.49
Third Quarter	$66.76	$55.54	$56.01
Fourth Quarter	$67.79	$55.71	$65.64
2023
First Quarter	$72.19	$66.22	$71.52
Second Quarter	$73.90	$70.67	$72.50
Third Quarter	$74.46	$68.56	$68.92
Fourth Quarter	$75.47	$65.84	$75.35
2024
First Quarter (through February 21, 2024)	$76.44	$73.11	$76.44

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iShares® MSCI EAFE ETF – Daily Closing Levels January 1, 2014 to February 21, 2024

February 2024	Page 20

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Nasdaq-100 Index®

We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The Nasdaq OMX Group, Inc. and its affiliates (collectively, “Nasdaq OMX”) (its “index sponsor” or “Nasdaq OMX”).

NDX is published by Nasdaq OMX, but Nasdaq OMX has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by Nasdaq OMX without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Nasdaq-100 Index®”, NDX includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® (“Nasdaq”) based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.

NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq OMX will review the composition of NDX on a quarterly basis and adjust the weightings of Index components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Information as of market close on February 21, 2024:

Bloomberg Ticker Symbol:	NDX <Index>	52 Week High (on February 9, 2024):	17,962.40
Current Index Level:	17,478.91	52 Week Low (on March 10, 2023):	11,830.28
52 Weeks Ago (on February 21, 2023):	12,060.30

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying asset for the specified period. The closing level of the underlying asset on February 21, 2024 was 17,478.91. The associated graph shows the closing levels of the underlying asset for each day from January 1, 2014 to February 21, 2024. The dotted lines represent its downside threshold level of 11,361.29, its coupon barrier level of 12,235.24 and its call threshold level of 17,478.91, which are equal to 65%, 70% and 100%, respectively, of its initial level. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying asset at any time, including the determination dates.

Nasdaq-100 Index®	High	Low	Period End
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter (through February 21, 2024)	17,962.40	16,282.01	17,478.91

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Nasdaq-100 Index® – Daily Closing Levels January 1, 2014 to February 21, 2024

20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

February 2024	Page 23

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Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Information as of market close on February 21, 2024:

Bloomberg Ticker Symbol:	RTY <Index>	52 Week High (on December 27, 2023):	2,066.214
Current Index Level:	1,994.743	52 Week Low (on October 27, 2023):	1,636.938
52 Weeks Ago (on February 21, 2023):	1,888.215

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$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying asset for the specified period. The closing level of the underlying asset on February 21, 2024 was 1,994.743. The associated graph shows the closing levels of the underlying asset for each day from January 1, 2014 to February 21, 2024. The dotted lines represent its downside threshold level of 1,296.583, its coupon barrier level of 1,396.320 and its call threshold level of 1,994.743, which are equal to 65%, 70% and 100%, respectively, of its initial level. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying asset at any time, including the determination dates.

Russell 2000® Index	High	Low	Period End
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter (through February 21, 2024)	2,061.478	1,913.166	1,994.743

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Russell 2000® Index – Daily Closing Levels January 1, 2014 to February 21, 2024

3,000
2,500
2,000
1,500
1,000
500
0
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

This document relates only to the securities offered hereby and does not relate to the underlying assets or other securities linked to the underlying assets. We have derived all disclosures contained in this document regarding the underlying assets from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying assets.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying assets.

February 2024	Page 26

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying assets. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement.

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Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Section 1297. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

February 2024	Page 28

Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Section 897. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying constituent issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on our determination that the securities are not “delta-one” with respect to any underlying asset or any underlying constituent, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying assets, underlying constituents or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying assets, underlying constituents or the securities. If you enter, or have entered, into other transactions in respect of the underlying assets, underlying constituents or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

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Contingent Income Auto-Callable Securities due February 26, 2025
$● Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying constituent issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging”. We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein.

Supplemental information regarding plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS or an affiliate will pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Smith Barney LLC and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Prohibition of sales to EEA & UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for

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offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

February 2024	Page 31

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	12
Information About the Underlying Assets	19
Additional Information About the Securities	28

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-76
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-6
Russell 2000® Index	IS-13
S&P 500® Index	IS-18
Non-U.S. Indices	IS-25
EURO STOXX 50® Index	IS-25
FTSE® 100 Index	IS-30
MSCI Indexes	IS-34
MSCI-EAFE® Index	IS-34
MSCI® Emerging Markets IndexSM	IS-34
MSCI® Europe Index	IS-35

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76

$●
UBS AG Contingent Income Auto-Callable Securities
due February 26, 2025

Preliminary Pricing Supplement dated February 22, 2024
(To Product Supplement dated May 27, 2022,
Index Supplement dated May 27, 2022
and Prospectus dated May 27, 2022)

UBS Investment Bank
UBS Securities LLC